Exhibit D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of Beneficial Interest in

Morgan Creek Global Equity Long/Short Institutional Fund

Tendered Pursuant to the Offer to Purchase

Dated November 27, 2017

The Offer and withdrawal rights will expire

at, and this Notice of Withdrawal must be

received by the Institutional Fund by 12:00 midnight, Eastern Time,

on December 26, 2017, unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail or Fax to:

Morgan Creek Global Equity Long/Short Institutional Fund

301 West Barbee Chapel Road

Chapel Hill, North Carolina 27517

Fax: (919) 933-4048

For additional information:

Phone: (919) 933-4004

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest (“Shares”) in Morgan Creek Global Equity Long/Short Institutional Fund (the “Institutional Fund”), or the tender of a portion of such interest, for purchase by the Institutional Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	Entire Shares.

[ ]	Portion of Shares expressed as a specific dollar value. $___________

[ ]	Portion of Shares in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, Shares of the Institutional Fund (or portion of Shares) previously tendered will not be purchased by the Institutional Fund upon expiration of the tender offer described above.

Signature(s).

For Individual Investors and Joint Tenants :	For Other Investors :
____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	____________________________________ Print Name of Investor
____________________________________ Print Name of Investor	____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)
____________________________________ Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	____________________________________ Print Name of Signatory and Title
____________________________________ Print Name of Joint Tenant	____________________________________ Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)
____________________________________ Print Name and Title of Co-signatory

Date: ____________________